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                                                                    EXHIBIT 99.7


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a director of AlliedSignal Inc. (to be renamed Honeywell International Inc.).


                                                    /s/ James J. Howard
                                          --------------------------------------
                                                     James J. Howard

July 20, 1999